UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): April 25, 2017
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LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Tenth Avenue, 5th Floor
New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2017, the Board of Directors (the “Board”) of LivePerson, Inc. (the “Company”), effective as of May 1, 2017, increased the number of directors of the Company from 6 to 7 and, following the recommendation of the Company’s Nominating and Corporate Governance Committee, elected Fred Mossler to serve as a Class II Director of the Company. Mr. Mossler also was appointed to serve on the Board’s Compensation Committee and on the Board’s Nominating and Governance Committee.

Mr. Mossler brings deep experience in the retail sector. Mr. Mossler began his career as a customer service leader at Nordstrom, a luxury retailer. In 1999, he joined the then start-up Zappos.com to build out its retail segment. Mr. Mossler was integral in Amazon’s $1.2 billion acquisition of Zappos in 2009. Mr. Mossler founded Honus Capital LLC, a hands-on investment fund for Las Vegas-area entrepreneurs. He also co-founded the popular Mexican restaurant chain Nacho Daddy. Mr. Mossler currently serves on the Board of Downtown Project, a company dedicated to helping revitalize part of downtown Las Vegas through investment in small businesses; tech startups; real estate; and arts, culture, and education. He also serves on the Finance Committee for the Two Ten Foundation, a charitable foundation offering financial assistance, counseling, community resources and scholarships to those working in the footwear industry.

Mr. Mossler will receive standard director fees and benefits, including an initial grant of stock options under the Company’s 2009 Stock Incentive Plan to purchase 35,000 shares of the Company’s Common Stock. The Company’s non-employee director compensation is described in more detail in the Company’s Definitive Proxy Statement for its 2016 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on April 29, 2016.

There is no arrangement or understanding between Mr. Mossler and any other persons or entities pursuant to which Mr. Mossler was elected as a director. Mr. Mossler is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company intends to enter into its form of indemnification agreement with Mr. Mossler, a copy of which has been filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 13, 2012.

On May 1, 2017, the Company issued a press release announcing Mr. Mossler’s election to the Board. A copy of this press release is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

99.1	Press release issued May 1, 2017, announcing election of Fred Mossler to the Board of Directors of LivePerson, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date:	May 1, 2017	By:	/s/ Monica L. Greenberg
Monica L. Greenberg
Executive Vice President, Business Affairs and General Counsel

EXHIBIT INDEX

99.1	Press release issued May 1, 2017, announcing election of Fred Mossler to the Board of Directors of LivePerson, Inc.